UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2026

ZEROSTACK CORP.
(Exact Name of Registrant as Specified in Its Charter)

State of Texas	001-40397	98-1956033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification)

2626 Cole Ave, Suite 300
 Dallas, Texas, United States 75204
 (Address of principal executive offices) (Zip Code)

(956) 923-4188
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSTK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 1, 2026, ZeroStack Corp. (the "Company") entered into a consulting agreement with Mr. Vaiman, in his individual capacity, and Summer 366 Holdings LLC, a Puerto Rico limited liability company that is controlled by Mr. Vaiman ("Summer 366" and, together with Mr. Vaiman, the "Contractors") (the "Consulting Agreement").

Pursuant to the Consulting Agreement, the Company has engaged the Contractors to provide Chief Financial Officer consulting and operational related services to the Company (the "Services"). Mr. Vaiman, in his individual capacity, continues to serve as the Company's duly appointed and sole Chief Financial Officer.  Mr. Vaiman's rights with respect to previous equity awards remains unchanged by the Consulting Agreement.

Under the Consulting Agreement, the Contractors are independent contractors. The Consulting Agreement has a term of twelve years, unless earlier terminated in accordance with it terms, and the compensation consists of a base fee of US$350,000, of which US$50,000 is payable to Mr. Vaiman and US$300,000 to Summer 366. Each Contractor is entitled to a target bonus of US$350,000 each calendar year, with a maximum bonus of US$700,000. In addition, the Contractors will be eligible to receive equity-based compensation for the Services. As a condition of the Contractors' retention, the Contractors agreed to a protect nonpublic business, technical, financial, personal and proprietary information.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

Effective November 1, 2026, the Employment Agreement, dated September 20, 2025, by and between the Company and Dany Vaiman (the "Vaiman Employment Agreement") was terminated (the "Agreement Termination"). The Vaiman Employment Agreement was superseded by the Consulting Agreement, with Mr. Vaiman continuing to serve as the Company's duly appointed and sole Chief Financial Officer in his personal capacity. The material terms of the Vaiman Employment Agreement are summarized in the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on September 23, 2025 under the subheading "Chief Financial Officer Employment Agreement", and such summary is incorporated herein by reference.

Mr. Vaiman's rights with respect to previous equity awards remains unchanged in connection with the Agreement Termination.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
10.1†	Consulting Services Agreement by and among ZeroStack Corp., Dany Vaiman and Summer 366 Holdings LLC, effective November 1, 2026

† The schedules to the Consulting Services Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Energy Fuels agrees to furnish supplementally copies of the omitted annexes to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEROSTACK CORP.

Date: November 2, 2026	By:	/s/ Dany Vaiman
	Name:	Dany Vaiman
	Title:	Chief Financial Officer